UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2026

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The previously issued unaudited consolidated financial statements of INVO Fertility, Inc. (the “Company”) as of March 31, 2025, June 30, 2025, and September 30, 2025 and the respective periods then ended (collectively, the “Affected Periods”) are being restated as a result of an internal review. The errors identified during the internal review were primarily related to highly technical derivative and debt extinguishment accounting as described in more detail below. The errors did not impact the Company’s revenue or loss from operations and have not resulted in any change to the Company’s business plan or operations. The impact of the errors are limited to the Company’s assets, liabilities, equity, other income (expense), and net income (loss).

The Company has identified the following errors in the Affected Periods: (i) incorrect classification of Series C-1 Preferred Stock, which should have been classified as mezzanine equity in the first quarter of 2025; (ii) incorrect classification of Series C-2 Preferred Stock, which should have been classified as mezzanine equity in the second quarter of 2025; (iii) incorrect treatment of a convertible debenture containing an embedded derivative which should have been bifurcated; (iv) the incorrect recognition of a gain on settlement and corresponding reduction to liabilities in connection with a binding term sheet entered into during the second quarter of 2025; (v) the incorrect equity classification of common stock purchase warrants issued pursuant to a warrant inducement transaction during the second quarter of 2025, which should have been classified as a liability; and (vi) the incorrect accounting treatment of an amendment to a promissory note entered into during the third quarter of 2025, which should have been accounted for as a debt extinguishment under Accounting Standards Codification 470-50 (collectively, the “2025 Financial Statement Errors”).

On June 1, 2026, the audit committee of the Company, after considering the recommendations of management, concluded that the Company’s previously issued unaudited consolidated financial statements contained within its (i) Quarterly Report on Form 10-Q as of March 31, 2025 and for the three months then ended, filed with the Securities and Exchange Commission (“SEC”) on May 20, 2025, (ii) Quarterly Report on Form 10-Q as of June 30, 2025 and for the three and six months then ended, filed with the SEC on August 14, 2025, and (iii) Quarterly Report on Form 10-Q as of September 30, 2025 and for the three and nine months then ended, filed with the SEC on November 17, 2025 should no longer be relied due the 2025 Financial Statement Errors.

The Company intends to present the restatement of the affected line items of the unaudited consolidated financial statements for the Affected Periods within the Company’s forthcoming Annual Report on Form 10-K for the year ended December 31, 2025. Under this approach, the previously issued Quarterly Reports on Form 10-Q for the Affected Periods will not be amended; however, historical amounts presented in future Form 10-Q filings will be recast to be consistent.

The Company’s management and audit committee have discussed the matters described herein with the Company’s independent registered public accounting firm, WithumSmith+Brown, PC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026	INVO FERTILITY, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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